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                                                                    EXHIBIT 99.1

                             JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons names below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Novitron International, Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this agreement as of the 2nd day of May, 2003.


Date:  May 2, 2002                 /s/ Randal J. Kirk
                                   ---------------------------------------------
                                   Randal J. Kirk


Date:  May 2, 2002                 RJK, L.L.C.


                                   By: /s/ Randal J. Kirk
                                       -----------------------------------------
                                       Randal J. Kirk
                                       Manager


Date:  May 2, 2002                 NEW RIVER MANAGEMENT II, LP

                                   By: Third Security Capital Partners, LLC, its
                                       general partner


                                   By: Third Security, LLC, its managing member


                                   By: /s/ Randal J. Kirk
                                       -----------------------------------------
                                       Randal J. Kirk
                                       Manager